UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 31, 2006, Saxon Capital, Inc. (“Saxon”) issued a press release announcing Saxon’s financial results for the fourth quarter of and year ending December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On March 14, 2006, Saxon concluded that its previously issued consolidated financial statements, other financial information, and the related reports on the annual financial statements of the independent registered public accounting firm of Saxon as of and for the years ended December 31, 2001, 2002, 2003, and 2004, and its interim unaudited consolidated financial statements and other financial information as of and for the quarters and year to date periods in the quarters ended March 31, 2005 and 2004, June 30, 2005 and 2004 and September 30, 2005 and 2004, should no longer be relied upon as a result of errors in the accounting of derivative financial instruments that did not qualify for hedge accounting treatment under the requirements of SFAS 133. As a result, Saxon is restating its results for such periods. For more information regarding Saxon’s restatement, please see the discussion under Item 4.02 (a). Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review in Saxon’s filing on Form 8K, dated March 16, 2006.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

99.1  Press Release dated March 31, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006	SAXON CAPITAL, INC. By: /s/Robert B. Eastep Robert B. Eastep Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibits

Exhibit 99.1	Press Release dated March 31, 2006.